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                                                         EXHIBIT 4.5

                        IRREVOCABLE PROXY
                   RELATING TO CLASS A COMMON
                STOCK OF PRECEPT INVESTORS, INC.

     KNOW ALL MEN BY THESE PRESENTS, that:

     1.    The undersigned (the "Holder") being the owner and registered
holder of          shares (the "Shares") of Class A Common Stock, par value
$0.01 per share ("Class A Common Stock"), of Precept Investors, Inc., a Texas corporation (the "Company"), hereby irrevocably and perpetually appoints Darwin Deason ("Deason") the true and lawful attorney, agent and proxy of the Holder, with full power of substitution and resubstitution to vote on behalf of the Holder any and all of the Shares that the Holder is entitled to vote on all matters which the stockholders of the Company shall have the right to vote upon as the owners of shares of Class A Common Stock, including, without limitation, the election of directors.

     2. The Holder hereby affirms that this Irrevocable Proxy is coupled with an interest in the Shares and is irrevocable on the part of the Holder; provided, however, that upon the death or permanent incapacity of Deason, this Irrevocable Proxy shall terminate.

     3. The Holder hereby ratifies and confirms all that Deason may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHERE, the Holder has executed this Irrevocable Proxy as of the date set forth below.


                                       SHAREHOLDER:


                                       -----------------------------------
                                       Signature


                                       -----------------------------------
                                       (Signature of Holder's spouse,
                                       if Holder is an individual)


                                       Dated:                       , 1997
                                             -----------------------
proxy 97